UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2020 (April 17, 2020)

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2020, Shake Shack Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), for the issuance and sale by the Company of 3,416,070 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), in an underwritten public offering (the “Offering”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-225528), filed on June 8, 2018, as supplemented by a prospectus supplement, dated April 17, 2020 and filed April 20, 2020, in each case filed with the Securities and Exchange Commission (the “Commission”). The Underwriters agreed to purchase the shares of Class A Common Stock from the Company at a price of $39.77 per share, resulting in proceeds of approximately $135.9 million to the Company, before estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 17, 2020, the Company also issued a press release announcing the Offering, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On April 19, 2020, the Company announced that it was returning $10.0 million in proceeds from a loan by JPMorgan Chase, which was granted pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act, and was not used by the Company.

On April 20, 2020, the Company announced that it sold 233,467 shares of Class A Common Stock on April 17, 2020 for gross proceeds of approximately $9.9 million, before underwriting commissions and discounts and offering expenses. Such shares were sold pursuant to the Distribution Agreement, dated April 17, 2020 (the “Distribution Agreement”), by and among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as agents. The shares of Class A Common Stock issued and sold pursuant to the Distribution Agreement were registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-225528), filed on June 8, 2018, as supplemented by a prospectus supplement, dated and filed April 17, 2020, in each case filed with the Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated April 17, 2020 between the Company and J.P. Morgan Securities LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Shack Shack Inc. press release dated April 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: April 21, 2020		President and Chief Financial Officer